As filed with the Securities and Exchange Commission on March 7, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeoVolta, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	82-5299263 (I.R.S. Employer Identification Number)
12195 Dearborn Place Poway, CA (Address of Principal Executive Offices)	92064 (Zip Code)

NeoVolta, Inc. 2019 Stock Plan (as amended and restated)

(Full title of the plans)

Steve Bond

Chief Financial Officer

12195 Dearborn Place

Poway, CA 92064

Telephone: (800) 364-5464

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Cavas Pavri, Esq.

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

Telephone: (202) 724.6848

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of NeoVolta, Inc. (the “Company”) on Form S-8 relating to the same employee benefit plan is effective. This Registration Statement registers an additional 5,000,000 shares of common stock of the Company to be issued pursuant to the Company’s 2019 Stock Plan, as amended (the “Equity Plan”). The contents of the previous Registration Statement on Form S-8 filed by us with the SEC for the Equity Plan on October 11, 2022 (file no. 333-267823), including any amendments thereto, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

2

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

(a)	The Company’s Annual Report on Form 10-K for the year ended June 30, 2024 (filed on September 27, 2024);
(b)	The Company’s Quarterly Reports on Form 10-Q filed on November 8, 2024 and February 7, 2025;
(c)	The Company’s Current Reports on Form 8-K filed on September 4, 2024; December 11, 2024; and January 6, 2025;
(d)	The Company’s Definitive Proxy Statement on Schedule 14A filed on October 31, 2024; and
(e)	The description of the Company’s common stock contained in its Registration Statement on Form 8-A, dated and filed with the SEC on July 13, 2022, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2023.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation of NeoVolta, Inc. (incorporated by reference to exhibit 2.1 of the Company’s Form 1-A (file no. 024-10942)).
3.2	Second Amended and Restated Bylaws of NeoVolta, Inc. (incorporated by reference to exhibit 3.3 of the Company’s Form S-1 (file no. 333-264275)).
5.1 *	Opinion of ArentFox Schiff, LLP
23.1 *	Consent of MaloneBailey, LLP
23.3 *	Consent of ArentFox Schiff LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
99.1	NeoVolta, Inc. 2019 Stock Plan, and forms of award agreements thereunder (incorporated by reference to exhibit 99.1 of the Company’s Form S-8 (file no. 333-267823)).
99.2	NeoVolta, Inc. 2019 Stock Plan (as amended and restated) (incorporated by reference to exhibit 10.1 of the Company’s Form 8-K filed December 10, 2024)
107 *	Filing fee table

_____________________________

*     Filed herewith.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Poway, California, on March 7, 2025.

NeoVolta, Inc.
(Registrant)

By:	/s/ Ardes Johnson
Ardes Johnson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ardes Johnson or Steve Bond as attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his or her behalf, individually and in any and all capacities, including the capacities stated below, any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated

SIGNATURE	TITLE	DATE

/s/ Ardes Johnson		March 7, 2025
Ardes Johnson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Steve Bond
Steve Bond	Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	March 7, 2025

/s/ John Hass
John Hass	Director	March 7, 2025

/s/ Susan Snow
Susan Snow	Director	March 7, 2025

/s/ Chandler Weeks
Chandler Weeks	Director	March 7, 2025

II-2